[GRAPHIC]

G&L Realty Corp.
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SUPPLEMENT TO THE PRESENTATION
TO THE SPECIAL COMMITTEE
OF THE BOARD OF DIRECTORS - DELIVERED FEBRUARY 2, 2001

SUPPLEMENT DATED
April 11, 2001

HOULIHAN LOKEY HOWARD & ZUKIN
Investment Banking Services
1930 Century Park West
Los Angeles, California 90067
(310) 553-8871 o http://www.hlhz.com
Los Angeles o New York o Chicago o San Francisco
Washington, D.C. o Minneapolis o Dallas o Atlanta o Toronto o Hong Kong

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                                                                G&L Realty Corp.
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Table of Contents

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                                                                         Section
                                                                         -------

Engagement Overview.....................................................    A

Due Diligence Summary...................................................    B

Current Situation.......................................................    C
      Common Stock Performance
      Preferred Stock Performance
      Debt Summary
      Market Changes Since the February 2, 2001 Presentation

Conclusions.............................................................    D


========================================== Houlihan Lokey Howard & Zukin ===== i

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                                                             Engagement Overview
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                                                                G&L Realty Corp.
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Engagement Overview

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Engagement Overview

o Houlihan Lokey Howard & Zukin Financial Advisors, Inc. ("Houlihan Lokey" hereinafter) has been retained by the Special Committee of the Board of Directors (defined below) of G&L Realty Corp. ("G&L" or the "Company" hereinafter) to assist the Special Committee in evaluating certain matters relating to the Company.

Background

o The Company has received a proposal from Daniel M. Gottlieb and Steven D. Lebowitz, the Chief Executive Officer and the President of the Company, respectively, to acquire all the outstanding shares of common stock (the "Common Stock") of the Company not held by them for a cash price of $11.25 per share.

o The proposal contemplates a merger of an entity newly formed by Messrs. Gottlieb and Lebowitz with and into the Company. Further, we understand that Messrs. Gottlieb and Lebowitz intend to make a cash tender offer for up to approximately 20% of the preferred stock of the Company and the balance of the preferred stock will remain outstanding following the consummation of the proposed transaction.

o The above-mentioned transaction and other related transactions disclosed to Houlihan Lokey are referred to collectively herein as the "Transaction."

o We further understand that parties other than Messrs. Gottlieb and Lebowitz have expressed preliminary interest in acquiring the Company and/or participating in the Transaction. Such a third party transaction, including any transaction that includes both a third party and Messers. Gottleib and Lebowitz, is referred to herein as an "Alternative Transaction."

o Messrs. Gottlieb and Lebowitz together now directly own approximately 29 percent of the Common Stock, and upon conversion of their operating partnership units and in-the-money options to Common Stock their holdings would constitute approximately 44.7 percent of the Company's outstanding Common Stock. The Board of Directors of the Company has appointed a special committee (the "Special Committee") to consider certain matters relating to the Transaction. The Special Committee will also consider certain matters related to any Alternative Transaction.


========================================== Houlihan Lokey Howard & Zukin ===== 1

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                                                                G&L Realty Corp.
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Engagement Overview

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The Role of Houlihan Lokey

o     The Special Committee has requested that Houlihan Lokey:

      - assist the Special Committee by preparing a valuation of the Company and its assets;

      - assist the Special Committee in understanding and comparing the strategic alternatives available to the Company, including the proposed Transaction;

      - assist the Special Committee in determining whether the Company's pursuit at this time of a Transaction is in the best interests of the Company and its public stockholders;

      - assist the Special Committee in evaluating the adequacy of a Transaction;

      - assist the Special Committee in evaluating the likely impact on the Company and its public securities if the Company elects to not consummate a Transaction;

      - assist the Special Committee in negotiating the financial aspects, and in facilitating the consummation of a Transaction; and

      - potentially render an opinion as to the fairness, from a financial point of view, to the common stockholders of the Company of the consideration to be received by them in connection with the proposed Transaction.

Potential Expanded Role of Houlihan Lokey

o Assist the Special Committee in negotiating the financial aspects, and in facilitating the consummation of a Alternative Transaction; and

o Potentially render an opinion as to the fairness, from a financial point of view, to the common stockholders of the Company of the consideration to be received by them in connection with the proposed Alternative Transaction.


========================================== Houlihan Lokey Howard & Zukin ===== 2

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                                                           Due Diligence Summary
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                                                                G&L Realty Corp.
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Due Diligence Summary

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Due Diligence Summary

In connection with this analysis, we have made such reviews, analyses and inquiries, as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

o met with certain members of the senior management of the Company to discuss the operations, financial condition, future prospects and projected operations and performance of the Company;

o reviewed the Company's annual reports to shareholders and on Form 10-K for the fiscal years ended 1999 and quarterly reports on Form 10-Q for the three quarters ended September 30, 2000, and Company-prepared interim financial statements for the period ended December 31, 2000, which the Company's management has identified as being the most current financial statements available;

o reviewed forecasts and projections prepared by the Company's management with respect to the Company and each of its individual properties for the years ended December 31, 2001 through 2005;

o reviewed the historical market prices and trading volume for the Company's publicly traded securities;

o reviewed certain other publicly available financial data for certain companies that we deem comparable to the Company;


========================================== Houlihan Lokey Howard & Zukin ===== 4

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                                                                G&L Realty Corp.
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Due Diligence Summary

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Due Diligence Summary (Continued)

o     reviewed copies of the following documents and agreements:

      - Most recent draft letter to the Board of Directors from Messrs. Gottlieb and Lebowitz regarding the current tender offer of $11.25 as of March 23, 2001;

      - Most recent draft term sheet between the Company and GMAC Commercial Mortgage Corporation regarding the proposed financing dated as of March 20, 2001;

      - Appraisals for the medical office properties and selected senior care properties dated between January 2000 and 2001;

      - A letter from the Law Offices of Browne & Woods LLP on behalf of Jerry Magnin dated as of January 16, 2001;

      - Company-prepared net asset value calculations as of March 31, 2001, November 30, 2000 and December 31, 1999 and projected net asset value calculations as of fiscal year end for the years ended 2001 through 2004;

      -     Company's organization chart and marketing materials;

      -     A schedule of projected capital expenditures by asset;

      - A schedule of current stock ownership including common stock, preferred stock, OP units and stock options;

      -     Series A Cumulative Preferred Stock Prospectus dated as of May 8,
            1997;

      - Series B Cumulative Preferred Stock Prospectus dated as of November 12, 1997;

      - Agreement of Limited Partnership of G&L Realty Partnership, L.P. dated as of November 15, 1993;

o     reviewed certain other documents related to the Company; and

o conducted such other studies, analyses and inquiries as we have deemed appropriate.


========================================== Houlihan Lokey Howard & Zukin ===== 5

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                                                                G&L Realty Corp.
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Due Diligence Summary

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Summary Terms of GMAC Debt

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                           SUMMARY TERMS OF GMAC DEBT
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Amount                                  $35.0 million

Term                                    120 months

Rate LIBOR plus 550 to 750 bps depending on the loan balance at close and debt service coverage ratios, as defined in the loan agreement.

Purpose To cover transaction and related costs associated with the acquisition of any outstanding options to purchase common stock.

Excess Cash Flow/Prepayment             o    Excess cash flow, if any, will be
                                             used to amortize the Loan up to set
                                             amounts as defined in the loan
                                             agreement. Scheduled Principal
                                             amortization for each year not paid
                                             shall be cumulative and added on to
                                             the required future amortization.
                                        o    Deferred Principal Amortization
                                             shall not exceed $3,000,000.
                                        o    The Loan is subject to prepayment
                                             premiums and restrictions.
                                        o    Prepayment Terms

                                             -    Net proceeds from the sale or
                                                  refinancing of any individual
                                                  MOB Portfolio property will be
                                                  applied to reduce the
                                                  principal balance of the Loan,
                                                  subject to prepayments
                                                  premiums.
                                             -    The Loan may not be repaid
                                                  with the proceeds of a
                                                  refinancing for two years
                                                  following the closing of the
                                                  loan.
                                             -    The Loan shall be repaid in
                                                  full but not in part upon the
                                                  sale of all or any portion of
                                                  the Key Principal's equity
                                                  interest in the REIT, subject
                                                  to prepayment premiums.
                                             -    Locked out from months 1
                                                  through 6.
                                             -    Amounts above $4.0 million
                                                  carry a 3.0% prepayment
                                                  premium from months 7 through
                                                  12.
                                             -    Amounts above a cumulative
                                                  prepayment amount of $8.0
                                                  million carry a 2.0%
                                                  prepayment premium from months
                                                  13 through 24.
                                             -    Amounts above a cumulative
                                                  prepayment amount of $12.0
                                                  million carry a 1.0%
                                                  prepayment premium from months
                                                  25 through 36.
                                             -    Unlimited prepayments are
                                                  allowed with no prepayment
                                                  premiums from months 37
                                                  through 120.


========================================== Houlihan Lokey Howard & Zukin ===== 6

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                                                                G&L Realty Corp.
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Due Diligence Summary

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                           SUMMARY TERMS OF GMAC DEBT
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Guarantees                              The Parent will guarantee the
                                        obligations on a limited recourse basis
                                        and the Key Principals shall guarantee
                                        the obligations on a limited recourse
                                        basis.

Commitment Letter                       The Commitment Letter will expire on
                                        August 15, 2001, but does allow for two
                                        30-day extensions.

Loan to Value                           75% at close.

Solvency                                Certification from CFO required.


========================================== Houlihan Lokey Howard & Zukin ===== 7

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                                                                G&L Realty Corp.
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Due Diligence Summary

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Limiting Factors

We have relied upon and assumed, without independent verification, that the financial information, forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company, and that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company.


========================================== Houlihan Lokey Howard & Zukin ===== 8

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                                                               Current Situation
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                                                        Common Stock Performance
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                                                                G&L Realty Corp.
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Common Stock Performance

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Stock Price and Volume

================================================================================
                             G&L REALTY CORPORATION
                 HISTORICAL CLOSING PRICE AND TRADING VOLUME(1)
================================================================================

                                   [GRAPHIC]

(1) Source: Bloomberg and Company Press Releases.
================================================================================


========================================== Houlihan Lokey Howard & Zukin ==== 11

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                                                                G&L Realty Corp.
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Common Stock Performance

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Significant Events

A   January 26, 2000          G&L disclosed that it had completed the sale of a
                              33,000 square-foot medical office building as well as completing a new investment in an assisted living facility.

B   March 10, 2000            G&L announced that the Board of Directors
                              authorized the Company to continue repurchasing shares of the outstanding common stock and restored its available stock repurchase limit up to $3.5 million.

C   March 14, 2000            G&L reports financial reports for the year ended
                              December 31, 1999 financial results with FFO of ($6.0) million or ($1.36) per share.

D   May 15, 2000              G&L reports financial results for the first
                              quarter ended March 31, 2000 with FFO of ($2.2) million or ($.69) per share.

E   June 16, 2000             G&L announced that its Board of Directors declared
                              a regular quarterly dividend of $.125 per common share, payable on July 15, 2000 to shareholders of record on June 30, 2000.

F   August 10, 2000           G&L reports financial results for the second
                              quarter ended June 30, 2000 with FFO of $157,000 or $.05 per share.

G   September 20, 2000        G&L announced that its Board of Directors declared
                              a regular quarterly dividend of $.125 per common share, payable on October 15, 2000 to shareholders of record on September 30, 2000.

H   November 11, 2000         G&L reports financial results for the second
                              quarter ended June 30, 2000 with FFO of $83,000 or $.03 per share.

I   November 30, 2000         G&L announced that it had received a proposal from
                              Messrs. Gottlieb and Lebowitz to acquire all of the outstanding shares of common stock of the Company not held by them for a cash price of $10.00 per share. This price represented a premium of approximately 29% over the average closing price of the common stock over the previous 10 trading days.

J   January 12, 2001          G&L announced that a Special Committee of the
                              Board of Directors composed of the Company's four non-management directors had been formed to consider a recent management cash-out merger proposal. The Special Committee has retained
                              Houlihan Lokey Howard & Zukin to advise it with respect to that proposal.


========================================== Houlihan Lokey Howard & Zukin ==== 12

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                                                                G&L Realty Corp.
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Common Stock Performance

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Significant Events (Continued)

K   January 23, 2001          During 2000, G&L paid $0.50 per share in dividends
                              for its common stock, traded under the ticker symbol GLR. The company's 2000 dividends will be classified as follows: 100.00% as a return of capital.

L   February 20, 2001         G&L announced that it received a revised proposal
                              from Messrs. Gottlieb and Lebowitz under which they would acquire all the outstanding shares of Common Stock of the Company not held by them for a cash price of $11.00 per share. This is 10% higher than the offer of $10.00 per share that they originally made in November 2000. The proposal contemplates a merger of an entity newly formed by Messrs. Gottlieb and Lebowitz with and into the Company. The Series A and Series B Preferred Stock would remain outstanding following consummation of the transaction.


========================================== Houlihan Lokey Howard & Zukin ==== 13

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                                                                G&L Realty Corp.
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Common Stock Performance

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Fully Diluted Shares Outstanding

                                                                       Dan & Steve
                                                               ----------------------------
                                                   G&L         Shares Owned         % Owned
                                             ---------         ------------         -------
Common Shares Outstanding                    2,333,800 (1)          669,705           28.7%

Total OP Units Owned                           625,272 (2)          564,658           90.3%

Total Common & OP Units                      2,959,072            1,234,363           41.7%
                                             ---------            ---------           -----

In-the-Money Options                           178,000 (3)          167,000           93.8%
                                             ---------            ---------           -----

                                             ---------            ---------           -----
Fully-Diluted Shares Outstanding (4)         3,137,072            1,401,363           44.7%
                                             ---------            ---------           -----

(1) Per Management.
(2) Dan and Steve own 564,658 OP Units and others own 60,614 OP Units.
(3) Dan and Steve own 167,000 of the 178,000 in-the-money options. Assumes all options are fully vested. Assumes a $11.25 per share price.
(4) Does not include 69,500 out-of-the-money options.


========================================== Houlihan Lokey Howard & Zukin ==== 14

                                                     Preferred Stock Performance
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                                                                G&L Realty Corp.
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Preferred Stock Performance

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================================================================================
                          DAILY PRICE / YIELD GRAPH (1)

     SERIES A PREFERRED                           SERIES B PREFERRED
================================================================================

          [GRAPHIC]                                    [GRAPHIC]

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(1) Yield Calculation: annual dividend divided by closing price share price
================================================================================


========================================== Houlihan Lokey Howard & Zukin ==== 16

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Preferred Stock Performance

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Series A and B Preferred Stock Summary

    ----------------------------------------------------------------------------
                             Series A Preferred Stock
    ----------------------------------------------------------------------------

    Moody's Rating                                    NA

    S&P Rating                                        NA

    Fitch Rating                                      NA

    Stated Coupon                                  10.25%

    Shares Outstanding                         1,495,000 (1)       1,495,000 (2)

(3) Current Trading Price                    $     17.10

    ----------------------------------------------------------------------------
    Current Market Value                     $25,564,500         $25,564,500
    ----------------------------------------------------------------------------

    Trading Price as of 1/23/01              $     14.25

    ----------------------------------------------------------------------------
    Market Value as of 1/23/01               $21,303,750         $21,303,750
    ----------------------------------------------------------------------------

    Change in Market Value                            20%                 20%
    ============================================================================

    Liquidation Preference                   $     25.00

    ----------------------------------------------------------------------------
    Liquidation Value                        $37,375,000         $37,375,000
    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------
                            Series B Preferred Stock
    ----------------------------------------------------------------------------

    Moody's Rating                                    NA

    S&P Rating                                        NA

    Fitch Rating                                      NA

    Stated Coupon                                   9.80%

    Shares Outstanding                         1,380,000 (1)       1,200,000 (2)

(3) Current Trading Price                    $     17.00

    ----------------------------------------------------------------------------
    Current Market Value                     $23,460,000         $20,400,000
    ----------------------------------------------------------------------------

    Trading Price as of 1/23/01              $     13.75

    ----------------------------------------------------------------------------
    Market Value as of 1/23/01               $18,975,000         $16,500,000
    ----------------------------------------------------------------------------

    Change in Market Value                            24%                 24%
    ============================================================================

    Liquidation Preference                   $     25.00

    ----------------------------------------------------------------------------
    Liquidation Value                        $34,500,000         $30,000,000
    ----------------------------------------------------------------------------

(1) Per management.
(2) Per Bloomberg.
(3) As of March 22, 2001


========================================== Houlihan Lokey Howard & Zukin ==== 17

                                                                    Debt Summary
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                                                                G&L Realty Corp.
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Debt Summary

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Debt Summary Schedule (as of December 31, 2000)

Property                                        Balance     Interest Rate       Maturity Date
--------                                        -------     -------------       -------------
435 N. Roxbury (5)                         $  4,632,403             7.05%                2008
Financing Partnership (1)                    27,683,610             7.89%                2005
Hampden Properties                           13,740,008             9.04% (7)            2002
Medical Partnership (2)                      33,133,391             8.49%                2006
Pacific Gardens (5)                          10,505,625             8.00%                2034
Pacific Care Center, Hoquiam                  2,390,599             7.49%                2008
Holy Cross Medical Plaza                      7,760,617             7.05%                2008
St. Joseph's of Burbank                       3,130,115             7.05%                2008
St. Joseph's of Tustin                        1,277,268             7.05%                2008
San Pedro (5)                                 2,365,200             7.05%                2008
Lyon Building                                 4,983,101             6.75%                2019
Coronado                                      7,342,832             6.90%                2009
Tustin Portfolio (3)                          7,382,209            10.25% (7)            2002
Valencia Portfolio (4)                        9,704,402             6.85%                2009
Pier One Building                             1,408,228             7.38%                2009
St. Thomas More                               8,415,092             9.29% (7)            2001
Pacific Park Building (5)                     2,070,040             9.84% (7)            2002
Tarzana (5)                                   4,821,395             8.30%                2006
Tarzana (5)                                     802,419             8.50%                2006
Tarzana (5)                                     681,126             7.50%                2006
                                           ------------          -------
Subtotal Debt                              $154,229,680             8.09%

Debt in Unconsolidated Affiliates (6)
Penasquitos (5)                            $  6,375,000
Eagle Run (5)                                 2,375,000
San Pedro (5)                                 3,995,000
                                           ------------
Subtotal Debt                              $ 12,745,000

Total Debt                                 $166,974,680
=======================================================

As of March 26, 2001, the outstanding debt has not materially changed, per management.

(1) Financing Partnership consists of 405, 415, 416 and 435 N. Bedford.
(2) Medical Partnership consists of 436 N. Bedford, Cigna Healthcare Bldg, Regent Medical Center and Sherman Oaks Medical Plaza.
(3) Includes two medical office buildings and one hospital located in Tustin.
(4) Includes six medical office buildings located on the Henry Mayo Newhall Hospital Campus in Valenica.
(5) Balance is shown net of minority interest in building.
(6) As of September 30, 2000, no material changes in balances per management.
(7) Estimated rates as of 12/31/00. Debt for the respective properties is floating rate debt.


========================================== Houlihan Lokey Howard & Zukin ==== 19

                          Market Changes Since the February 2, 2001 Presentation
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                                                                G&L Realty Corp.
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Market Changes Since 2001 Presentation

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Summary of Market EBITDA and FFO Multiples

                                     -----------------------------------------------      -------------------
                                                EV / EBITDA MULTIPLES                         FFO MULTIPLES
                                     -----------------------------------------------      -------------------
                                     --------------------       --------------------      -------------------
                                     NTM (a)      NTM (a)        LTM          LTM
                                      EV /         NOI           EV /         NOI           NFY        LTM
                                     EBITDA      Cap Rate       EBITDA      Cap Rate      P / FFO     P / FFO
                                     --------------------       --------------------      -------------------
Healthcare Tier

       Low                            6.1 x         8.2%         6.0 x         8.7%         1.9 x       0.9 x
       High                          12.2 x        16.3%        11.4 x        16.7%         9.6 x      10.3 x
       Median                         9.4 x        10.6%         8.8 x        11.3%         5.1 x       4.1 x

Office Tier

       Low                            9.7 x         7.4%         8.7 x         7.0%         7.1 x       6.7 x
       High                          13.6 x        10.4%        14.3 x        11.5%        10.3 x      13.1 x
       Median                        11.7 x         8.6%        10.4 x         9.6%         7.8 x       8.1 x
                                     --------------------       --------------------      -------------------

                                     --------------------       --------------------      -------------------
G&L Realty Corporation (b)           15.2 x         6.6%           NMF          NMF           NMF         NMF
                                     --------------------       --------------------      -------------------

(a) Source: Bloomberg
(b) Source: Company's most recent 10K and 10Q and management's projections. This does not include any adjustments for non-recurring items.

EV = Enterprise Value = Market value of equity + preferred stock + interest bearing debt - cash.
LTM = Latest twelve month period.
EBITDA = Earnings before interest, taxes, depreciation, and amortization. NTM = Next twelve months projected earnings (calendarized).


========================================== Houlihan Lokey Howard & Zukin ==== 21

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Market Changes Since 2001 Presentation

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Comparable Company Equity and Enterprise Valuation Change

($ in Millions)

                                             ---------------------------                   --------------------------
   Comparable Company                              Enterprise Value          % Change        Market Value of Equity         % Change
                                             ---------------------------                   --------------------------
                                               1/15/01          3/22/01                     1/15/01         3/22/01
                                             ----------       ----------                   ----------      ----------
Healthcare Tier

   Health Care Properties Investors Inc      $ 3,092.93       $ 3,172.79         2.6%      $ 1,626.51      $ 1,706.37         4.9%
   Health Care REIT Inc                        1,086.08         1,170.78         7.8%          506.43          591.14        16.7%
   Healthcare Realty Trust                     1,512.60         1,559.33         3.1%          906.50          953.23         5.2%
   LTC Properties Inc                            543.26           545.22         0.4%          100.94          102.89         1.9%
   Meditrust Companies                         2,101.59         2,082.05        -0.9%          488.62          469.08        -4.0%
   National Health Investors Inc                 535.32           602.62        12.6%          213.36          280.66        31.5%
   Omega Healthcare Investors Inc                744.19           702.24        -5.6%           82.60           40.65       -50.8%

                                             -------------------------------------------------------------------------------------
            Low                              $   535.32       $   545.22        -5.6%      $    82.60      $    40.65       -50.8%
            High                             $ 3,092.93       $ 3,172.79        12.6%      $ 1,626.51      $ 1,706.37        31.5%

            Median                           $ 1,086.08       $ 1,170.78         2.6%      $   488.62      $   469.08         4.9%
            Mean                             $ 1,373.71       $ 1,405.00         2.8%      $   560.71      $   592.00         0.8%
                                             -------------------------------------------------------------------------------------

                                             ---------------------------                   --------------------------
   Comparable Company                             Enterprise Value          % Change        Market Value of Equity         % Change
                                             ---------------------------                   --------------------------
                                               1/15/01          3/22/01                     1/15/01         3/22/01
                                             ----------       ----------                   ----------      ----------
Office Tier

   Arden Realty Inc                          $ 1,037.88       $ 1,013.94        -2.3%        $  594.51       $  570.57       -4.0%
   Great Lakes REIT Inc                        2,739.60         2,743.91         0.2%         1,520.83        1,525.14        0.3%
   Kilroy Realty Corporation                     527.55           525.65        -0.4%           287.22          285.32       -0.7%
   Koger Equity Inc                            1,561.39         1,565.07         0.2%           709.14          712.81        0.5%
   Prentiss Properties Trust                     772.35           733.54        -5.0%           416.76          377.95       -9.3%
   Reckson Associates Realty Corp              2,187.06         2,132.46        -2.5%           945.86          891.25       -5.8%
                                               3,453.93         3,278.45        -5.1%         1,494.96        1,319.48      -11.7%

                                             -------------------------------------------------------------------------------------
            Low                              $   527.55       $   525.65        -5.1%       $   287.22       $  285.32      -11.7%
            High                             $ 3,453.93       $ 3,278.45         0.2%       $ 1,520.83       $1,525.14        0.5%

            Median                           $ 1,561.39       $ 1.565.07        -2.3%       $   709.14       $  712.81       -4.0%
            Mean                             $ 1,754.25       $ 1,713.29        -2.1%       $   852.75       $  811.79       -4.4%
                                             -------------------------------------------------------------------------------------

--------------------------------------------------------------------------------


========================================== Houlihan Lokey Howard & Zukin ==== 22

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                                                                     Conclusions
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                                                                G&L Realty Corp.
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Conclusions

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Houlihan Lokey Conclusions

                           NAV Range Conclusions (A)
                                ($ in Millions)

                                    [GRAPHIC]

   Build-up Method:
Theoretical Net Asset                     Consolidated DCF
        Value         Direct Cap Approach      Approach     HLHZ Concluded Range
  $254.6 - $269.6       $233.4 - $260.4    $251.4 - $288.4     $250.0 - $270.0

      $265.1 (B)

(A)   Conclusions include brokerage commissions.
(B) Represents the implied NAV range based on the current tender offer price proposed by Messrs. Gottlieb and Lebowitz, before any transaction fees.


========================================== Houlihan Lokey Howard & Zukin ==== 24

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                                                                G&L Realty Corp.
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Conclusions

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Houlihan Lokey Conclusions (Continued)

                           Per Share Conclusions (A)

                                   [GRAPHIC]

    Build-up
     Method:                             Consolidated
 Theoretical Net       Direct Cap        DCF Approach                                          HLHZ Concluded      Current Market
 Asset Value (1)      Approach (2)            (2)          FFO Approach     Yield Approach          Range         Value Equity (C)
$7.41 -  $12.19       $0.42 - $8.77      $5.99 - $17.43    $4.37 - $6.39    $3.32 - $14.43      $6.00 - $12.00       $10.66

  $11.25 (B)

(A)   Per share conclusions include brokerage commissions.
(B) Represents the current tender offer price proposed by Messrs. Gottlieb and Lebowitz, before any transaction fees.
(C)   As of March 22, 2001.
(1)   Preferred Stock is at liquidation value.
(2) Please refer to Summary Valuation Conclusions for Preferred Stock calculation.


========================================== Houlihan Lokey Howard & Zukin ==== 25

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                                                                G&L Realty Corp.
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Conclusions

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Houlihan Lokey Conclusions (Continued)

o G&L has offered $11.25 per share/unit, Houlihan Lokey's conclusions range from a low of $6.00 to $12.00 per share/unit.

o     The outlook for the public equity market for REITs is uncertain.

      - the sector is out of favor with investors and current valuations do not support new equity offerings.

      - market conditions for Healthcare REITs are poor, with few sources of capital and general concern regarding quality of the underlying assets.

o Messrs. Gottlieb and Lebowitz's ownership position could block a potential transaction by a third party.

o Asset value does not support a refinance of the Series A and Series B preferred stock at better rates and terms.

o Public securities generally decrease in value once an announced transaction has been terminated.


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                                                                G&L Realty Corp.
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Conclusions

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Summary Valuation Conclusions


                                          Treatment of                                                               Implied Price
       Approach                          Preferred Stock          Net Asset Value        Equity Capitalization         Per Share
       ------------------------------   ----------------   ---------------------------   -------------------------  ----------------
(1)(A) Build-up Method                       Liquidation   $254,642,588 - $269,633,497   $23,252,267 - $38,243,176  $ 7.41  - $12.19

(2)(B) Direct Cap Approach              Weighted Average   $233,364,115 - $260,364,115   $ 1,327,168 - $27,517,168  $ 0.42  - $ 8.77

   (C) Consolidated DCF                 Weighted Average   $251,364,115 - $288,364,115   $18,787,168 - $54,677,168  $ 5.99    $17.43

(3)(D) FFO Approach                                   NA             NA -           NA   $13,699,506 - $20,058,360  $ 4.37  - $ 6.39

   (D) Yield Approach                                 NA             NA -           NA   $10,411,625 - $45,267,933  $ 3.32  - $14.43
       -----------------------------------------------------------------------------------------------------------------------------
       HLHZ Concluded Range (Rounded)                      $250,000,000 - $270,000,000   $19,000,000 - $39,000,000  $ 6.00  - $12.00
       -----------------------------------------------------------------------------------------------------------------------------

       -----------------------------------------------------------------------------------------------------------------------------
   (4) Current Market Value of Equity                                                    $33,441,188 - $33,441,188  $10.66  - $10.66
       -----------------------------------------------------------------------------------------------------------------------------

(1) Represents the theoretical NAV without taking taxes into account. Derived by applying a 3.0% brokerage commission to the assets, assuming one year to realize value and is discounted at 10.0%.
(2) Weighted average derived using the liquidation value, the market value, and the average yield on comparable, publicly-traded preferred stock issues for REITS to determine a hybrid value for the preferred stock.
(3) Excludes FYE valuation indications.
(4) As of March 22, 2001.

(A) Although interest rates have declined, a weakening economy and continued tight credit prevail. Accordingly, WACCs have not changed materially, nor have cap rates.
(B) Market values and enterprise values of public comparable companies have not changed materially.
(C) See A.
(D) See B.


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